Exhibit 10.7

FIRST AMENDMENT TO INTERCREDITOR AGREEMENT

THIS FIRST AMENDMENT TO INTERCREDITOR AGREEMENT (this “Amendment”) dated as of March 28, 2008, is by and among

UBS AG, STAMFORD BRANCH, as Administrative Agent and Collateral Agent for the First Lien Lenders as defined below (together with its successors and assigns, “First Lien Agent”);

U.S. BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent for the Second Lien Lenders as defined below (together with its successors and assigns, “Second Lien Agent”; First Lien Agent and Second Lien Agent are sometimes individually referred to herein as “Agent” and collectively as “Agents”);

THE BANK OF NOVA SCOTIA, a Canadian chartered bank (“Metals Bank”); and

AGY HOLDING CORP., a Delaware corporation (“Holding”), AGY AIKEN LLC, a Delaware limited liability company (“Aiken”), and AGY HUNTINGDON LLC, a Delaware limited liability company (“Huntingdon”; and Huntingdon collectively with Holding and Aiken, together with the successors and assigns of any of the foregoing, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign, “Borrowers” and each sometimes being referred to herein individually as a “Borrower”); and

The undersigned Guarantors and those additional entities that have become parties to the Intercreditor Agreement (as hereinafter defined) as “Guarantors” and “Borrower Parties” by executing the form of Supplement attached to such Intercreditor Agreement as Annex 1 (collectively, “Guarantors” and each sometimes being referred to herein individually as a “Guarantor”; and Guarantors collectively with Borrowers, together with the successors and assigns of any of the foregoing, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign, “Borrower Parties” and each sometimes being referred to herein individually as a “Borrower Party”).

WITNESSETH:

WHEREAS, Borrower Parties, KAGY Holding Company, Inc., First Lien Agent, the financial institutions signatory thereto as Lenders (“Lenders”), UBS Securities LLC, as Sole Lead Arranger, Documentation Agent and Syndication Agent, UBS AG, Stamford Branch, as Issuing Bank, and UBS Loan Finance LLC, as Swingline Lender (“Swingline Lender”) (Lenders and Swingline Lender, together with their successors and assigns, are referred to herein collectively as the “First Lien Lenders”) are parties to a certain Credit Agreement, dated as of October 25, 2006 (as amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time, the “First Lien Agreement”), pursuant to which the First Lien Lenders have made and may, upon certain terms and conditions, make revolving loans and provide other financial accommodations to Borrowers secured by a first priority lien and security interest in certain assets and properties of Borrower Parties; and

WHEREAS, Second Lien Agent and the Borrower Parties are parties to an Indenture, dated as of October 25, 2006 (as amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time, the “Second Lien Agreement”) pursuant to which Holding, upon certain terms and conditions, issued notes to certain holders (together with their successors and assigns, the “Second Lien Lenders”) secured by a second priority lien and security interest in certain assets and properties of Borrower Parties; and

WHEREAS, Metals Bank and Borrowers are parties to a certain Consignment Agreement, dated as of August 25, 2005, as amended by a certain First Amendment to Consignment Agreement dated as of April 17, 2006, a certain Second Amendment to Consignment Agreement dated as of April 21, 2006, a certain Third Amendment to Consignment Agreement dated as of October 25, 2006, a certain Fourth Amendment to Consignment Agreement dated September 14, 2007, and a certain Fifth Amendment to Consignment Agreement of even date herewith (as so amended, and as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Metals Agreement”), pursuant to which Metals Bank (or its predecessor) has consigned and may hereafter consign Platinum to Borrowers secured by a security interest in the Metals Collateral (as defined below); and

WHEREAS, First Lien Agent, Second Lien Agent and Metals Bank are parties to a certain Intercreditor Agreement, dated as of October 25, 2006 (as amended, supplemented, restated, extended, renewed, replaced or otherwise modified from time to time, the “Intercreditor Agreement”), pursuant to which the parties confirmed the relative priority of their security interests in assets and properties of Borrower Parties; and

WHEREAS, Borrowers have requested the First Lien Agent and the Second Lien Agent to enter into this Amendment to permit Borrowers and Metals Agent to consummate the transactions contemplated by said Fifth Amendment to Consignment Agreement of even date herewith;

NOW, THEREFORE, in consideration of the mutual benefits accruing to Creditors hereunder and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.	DEFINITIONS

(a) Section 1 of the Intercreditor Agreement is hereby amended by adding thereto the following definition in the appropriate alphabetical order in Section 1;

““Fifth Consignment Amendment” shall mean the Fifth Amendment to Consignment Agreement dated as of March 28, 2008, between Borrowers and Metals Bank.”

(b) Unless otherwise defined herein, all terms used herein which are defined in the UCC as in effect in the State of New York shall have the meanings set forth therein. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Intercreditor Agreement. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

2.	SECTION 2 AMENDMENTS

Section 2.1 of the Intercreditor Agreement is hereby amended to read in its entirety as follows:

“2.1 Each Agent hereby acknowledges that the Metals Bank’s consignment interest in the Metals Collateral and the security interests granted by Borrowers to Metals Bank in the Metals Collateral shall constitute a first priority secured Lien upon the Metals Collateral to secure the Metals Obligations; provided, however, that the aggregate amount of the Metals Bank’s Lien upon the Metals Collateral which shall be entitled to priority over the Liens in favor of the First Lien Creditors and the Second Lien Creditors shall not exceed an amount (the “Metals Obligations Lien Priority Limit”) calculated from time to time as the following:

(a) provided that the definition of “Consignment Limit” appearing in Section 1.01 of the Metals Agreement then in effect obligates Borrowers to provide 50% letter of credit collateral coverage for any Consigned Precious Metal outstanding under the Metals Agreement to the extent having a Value in excess of $42,000,000, then the Metals Obligations Lien Priority Limit shall be equal to the least of: (i) the total amount of the Metals Obligations, (ii) the Value of one hundred fifteen percent (115%) of the total quantity of Consigned Precious Metal outstanding under the Metals Agreement as determined in accordance with the Metals Agreement, and (iii) the Value of forty-six thousand (46,000) fine troy ounces of Platinum; or

(b) provided that the definition of “Consignment Limit” appearing in Section 1.01 of the Metals Agreement no longer (as evidenced by the existence of a written amendment signed by Metals Agent and Borrowers executed and dated after the date of the Fifth Consignment Amendment) obligates Borrowers to provide letter of credit collateral coverage for any Consigned Precious Metal outstanding under the Metals Agreement to the extent having a Value in excess of $42,000,000, then the Metals Obligations Lien Priority Limit shall be equal to the least of: (i) the total amount of the Metals Obligations, (ii) the Value of one hundred thirty-five percent (135%) (or such lesser percentage as agreed to by the Metals Bank and the Borrowers in writing and notice of such lesser percentage is provided to the Agents by the Metals Bank and the Borrowers) of the total quantity of Consigned Precious Metal outstanding under the Metals Agreement as determined in accordance with the Metals Agreement, and (iii) the Value of forty-six thousand (46,000) fine troy ounces of Platinum.

Agents hereby consent to such Liens in favor of Metals Bank.”

3.	SECTION 3 AMENDMENTS

(a) Section 3.1(d) of the Intercreditor Agreement is hereby amended to read in its entirety as follows:

“(d) Borrowers and Metals Bank shall not, without the prior written consent of the Agents, enter into, or consent to, (i) any amendment of the Metals Agreement which increases the “Consignment Limit” as defined in the Metals Agreement to a level in excess of the lesser of the Value of forty-thousand (40,000) fine troy ounces of Platinum and Sixty-Nine Million Six Hundred Thousand Dollars ($69,600,000), (ii) except as permitted by the preceding clause (i), any increase of the Consignment Limit under the Metals Agreement pursuant to clause (b) of the definition of “Consignment Limit” in the Metals Agreement, (iii) any amendment of the Metals Agreement which amends the provisions of Section 2.02, Section 2.03(f) or Section 2.12(b) of the Metals Agreement, or (iv) any other amendment of the Metals Agreement or any other Metals Document that would materially and adversely affect the interests of the First Lien Creditors and/or the Second Lien Creditor or their rights under this Agreement; and”

(b) The First Lien Agent and the Second Lien Agent hereby consent to the execution and delivery by Borrowers and Metals Bank of a Fifth Amendment to Consignment Agreement of even date herewith in the form of Exhibit A attached hereto, which shall constitute the Fifth Consignment Amendment as defined in the Intercreditor Agreement, as amended hereby.

MISCELLANEOUS

(a) Counterparts; Telefacsimile Execution. This Amendment may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

(b) Governing Law. The validity, construction and effect of this Amendment shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

(c) Complete Agreement. This written Amendment is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

(d) Reaffirmation. Except as amended hereby, the Intercreditor Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

AGENTS:	UBS AG, STAMFORD BRANCH, as Agent for the First Lien Lenders

	By:	/s/ Richard L. Tavrow
	Name:	Richard L. Tavrow
	Title:	Director

	By:	/s/ David B. Julie
	Name:	David B. Julie
	Title:	Associate Director

U.S. BANK NATIONAL ASSOCIATION, as Agent for the Second Lien Lenders

	By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

METALS BANK:	THE BANK OF NOVA SCOTIA

	By:	/s/ Zoran Miljkovic
	Name:	Zoran Miljkovic
	Title:	Director

	By:	/s/ Anthony J. Capuano
	Name:	Anthony J. Capuano
	Title:	Director

BORROWERS:	AGY HOLDING CORP.

	By:	/s/ Wayne Byrne
	Name:	Wayne Byrne
	Title:	Chief Financial Officer

AGY AIKEN LLC

	By:	/s/ Wayne Byrne
	Name:	Wayne Byrne
	Title:	Chief Financial Officer

AGY HUNTINGDON LLC

	By:	/s/ Wayne Byrne
	Name:	Wayne Byrne
	Title:	Chief Financial Officer